Exhibit 1.1
Execution Version
DynCorp International LLC
DIV Capital Corporation
9.500% Senior Subordinated Notes due 2013
Purchase Agreement
July 14 , 2008

Wachovia Capital Markets, LLC
Goldman, Sachs & Co.,
As Representatives of the Purchasers
c/o	Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, NC 28288-0604
Ladies and Gentlemen:
DynCorp International LLC, a Delaware limited liability company (the “Company”), and DIV Capital Corporation, a wholly-owned subsidiary of the Company with nominal assets that conducts no operations (“DIV Capital,” and together with the Company, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $125,000,000 principal amount of the 9.500% Senior Subordinated Notes due 2013, specified above (the “Securities”). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest, if any) (the “Guarantees”), by the parties listed in Schedule II hereto (each a “Guarantor,” and collectively, the “Guarantors”).
The Company, Wachovia Bank, National Association and the other lenders and guarantors party thereto will enter into a Credit Agreement (the “Credit Facility”), pursuant to which the Company will borrow $200.0 million to refinance and terminate the Company’s existing Credit Agreement dated as of February 11, 2005 (the “Refinancing”). The issue and sale of the Securities, the closing under the Credit Facility and the Refinancing will take place concurrently, and the Refinancing will be a condition to the consummation of this offering. As described in the Offering Memorandum (as defined herein), proceeds from the issuance and sale of the Securities, together with borrowings under the Credit Facility and cash on hand, will be used to complete the Refinancing and to pay related transaction fees and expenses.
The Securities will be issued as additional debt securities under the Indenture (as defined herein) pursuant to which the Issuers have previously issued $320,000,000 in aggregate principal amount of their 9.500% Senior Subordinated Notes due 2013, of which $292,032,000 in aggregate principal amount are currently outstanding (the “Outstanding Securities”). The Securities and the Outstanding Securities will be treated as a single class of debt securities under the Indenture.
1. As used in this Agreement:
(a) "Applicable Time” means 4:15 p.m. (New York City time) on the date of this Agreement; and

(b) "Pricing Disclosure Supplement” means the summary of the terms of the Securities dated the date of this Agreement and attached hereto as Schedule III.
2. The Securities will be offered, issued and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act. At or prior to the Applicable Time, the Issuers and the Guarantors shall have prepared a preliminary offering memorandum dated July 14, 2008 (including the Form 10-K for the fiscal year ended March 28, 2008 attached as Annex A thereto (the “10-K Report”), the "Preliminary Offering Memorandum”), and the Pricing Disclosure Supplement. Except as provided in the last sentence of this paragraph, as used herein, “Offering Memorandum” shall mean the Preliminary Offering Memorandum as supplemented by the Pricing Disclosure Supplement. Promptly after the Applicable Time and in any event no later than the second business day following the Applicable Time, the Issuers and the Guarantors will prepare an offering memorandum dated the date hereof (including the 10-K Report, the “Final Offering Memorandum”). The Issuers and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Supplement and the Final Offering Memorandum in connection with the offering and resale of the Securities by the Purchasers. From and after the time the Final Offering Memorandum is prepared, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Final Offering Memorandum.
3. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:
(a) The Offering Memorandum, as of the Applicable Time, does not, and at the Time of Delivery (as defined herein) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Purchasers furnished in writing to the Issuers by a Purchaser through Wachovia Capital Markets, LLC expressly for use therein;
(b) Neither Issuer (including its agents and representatives, other than the Purchasers in their capacity as such) has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by an Issuer or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Written Communication”) other than (i) the Offering Memorandum and (ii) any electronic road show or other written communications, in each case used in accordance with Section 7(o). Each such Issuer Written Communication does not conflict with the information contained in the Offering Memorandum and, when taken together with the Offering Memorandum as of the Applicable Time, did not, and at the Time of Delivery (as defined herein) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and Guarantors make no representation and warranty with respect to any statements or omissions made in any Issuer Written Communication in reliance upon and in conformity with information relating to any Purchaser furnished in writing to the Issuers by a Purchaser through Wachovia Capital Markets, LLC expressly for use therein;
(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or other equity interests or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Company and its subsidiaries, other than as set forth in the Offering Memorandum;
(d) Each of the Issuers has all requisite limited liability company or corporate power, as the case may be, and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement (as defined herein) and the Securities; DIV Capital has conducted no business prior to the date hereof other than in connection with the offering and sale of the Outstanding Securities and the transactions contemplated by this Agreement and the Offering Memorandum;

(e) Each Guarantor has all requisite limited liability company or corporate power, as the case may be, and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees;
(f) Each of the Company’s subsidiaries that is formed under the laws of the United States or any state of the United States or the District of Columbia is named as a Guarantor under this Agreement and will be, as of the Time of Delivery, a guarantor of the Securities;
(g) Other than as disclosed in the Offering Memorandum, neither of the Issuers owns capital stock or other equity interests of any corporation or entity other than the Guarantors, which would be required by the Indenture to be a Guarantor thereunder;
(h) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not individually or in the aggregate have a material adverse effect on the business, prospects, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(i) Neither the Company nor any of its subsidiaries owns any real property;
(j) Each of the Issuers has been duly organized and is validly existing as a limited liability company or corporation, as applicable, and is in good standing under the laws of the Delaware, with limited liability company or corporate power, as applicable, with authority to own or lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or in good standing in any such jurisdiction would not individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization;
(k) The Company has a capitalization as set forth in the Offering Memorandum, the Company is a wholly-owned subsidiary of DynCorp International Inc., a Delaware corporation, DIV Capital is a wholly-owned subsidiary of the Company and all of the issued equity interests of the Company are duly and validly authorized and issued and fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, and are free and clear of all liens, encumbrances, equities or claims except for the Company’s existing credit facility and the Credit Facility or where the existence of such liens, encumbrances or claims would not have a Material Adverse Effect;
(l) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture dated as of February 11, 2005, as supplemented (the “Indenture”) between the Issuers and The Bank of New York, as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture conforms, and the Securities will conform at the Time of Delivery, to the descriptions thereof in the Offering Memorandum in all material respects; the Indenture is, and the Securities will be, in substantially the form previously delivered to you;

(m) This Agreement has been duly authorized, executed and delivered by DIV Capital, the Company and the Guarantors;
(n) The Guarantees have been duly authorized by each of the Guarantors, and when issued and delivered by the Guarantors, were duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture and the Guarantees are substantially in the form previously delivered to you as an exhibit to the Indenture, and are enforceable against them in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(o) The exchange and registration rights agreement, to be dated the Time of Delivery, among the Issuers, the Guarantors and the Purchasers (the “Registration Rights Agreement”) has been duly authorized by each of the Issuers and the Guarantors;
(p) The Exchange Securities (as defined herein) have been duly authorized for issuance by each of the Issuers, and when executed, authenticated, issued and delivered pursuant to this Agreement, the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Issuers, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(q) The guarantees of the Issuers’ obligations under the Exchange Securities (the “Exchange Guarantees”) to be offered in exchange for the Guarantees in the Exchange Offer (as defined herein) have been duly authorized by each of the Guarantors, and, when duly executed, issued and delivered, will constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you as an exhibit to the Indenture, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(r) The Issuers and each of the Guarantors have all requisite limited liability company or corporate power and authority, as the case may be, to enter into the Credit Facility and any and all other agreements and instruments ancillary to or entered into in connection with the transactions contemplated by the Credit Facility (collectively, the “Credit Documents”);
(s) Each of the Credit Documents has been duly and validly authorized by the Issuers and each of the Guarantors. When the Credit Documents have been duly executed and delivered, the Credit Documents will constitute the valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and such Guarantors in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(t) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(u) Prior to the date hereof, none of the Issuers, the Guarantors nor any affiliate of an Issuer or Guarantor has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of the Securities in violation of any law, rule or regulation;
(v) The issue and sale of the Securities and the Guarantees, compliance by the Issuers and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement (collectively, the “Operative Documents”), the consummation of the transactions herein and therein contemplated, the consummation of the Refinancing and the execution, delivery and performance of the Credit Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except such as will not individually or in the aggregate have a Material Adverse Effect), (ii) result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of the provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Issuers and the Guarantors of the transactions contemplated by the Operative Documents, except for (A) the filing of a registration statement by the Issuers with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Act and Section 7(k) hereof, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers or (C) any consents, approvals, authorizations, orders, registrations, qualifications or other actions that have been, or prior to the Time of Delivery will be, obtained, waived or made;
(w) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws, operating agreement or other organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any defaults under clause (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect;
(x) The statements set forth in the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, the Guarantees and the Indenture, and under the captions “Description of Certain Indebtedness,” and “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(y) In each case, except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and, the statements incorporated by reference in Item 3, “Legal Proceedings” in the 10-K Report are accurate, complete and fair in all material respects;
(z) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(aa) Neither of the Issuers, after giving effect to the offering and sale of the Securities, will be an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act");
(bb) Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in this Agreement, neither the Company nor any of its subsidiaries, nor any person acting on its behalf (other than the Purchasers and their affiliates as to whom the Issuers and the Guarantors make no representation), has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, its subsidiaries, any affiliate of the Company or its subsidiaries, and any person acting on it behalf (other than the Purchasers and their affiliates as to whom Issuers and the Guarantors make no representation) has complied with and will implement the “offering restriction” within the meaning of such Rule 902;
(cc) Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in this Agreement, within the preceding six months, neither the Issuers nor any other person acting on their behalf (other than the Purchasers and their affiliates as to whom the Issuers and the Guarantors make no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Issuers (other than the Exchange Securities), within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Issuers by Wachovia Capital Markets, LLC), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;
(dd) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;
(ee) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(ff) The market-related and industry data included in the Offering Memorandum are based upon estimates by the Issuers derived from sources which the Issuers believe to be reliable and accurate in all material respects;
(gg) The consolidated historical financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Issuers and the Guarantors on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected consolidated financial data and summary financial data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers and the Guarantors;
(hh) There has been no labor strike, slowdown or stoppage at the Company or any of its subsidiaries and no labor disturbance by the employees of the Company or any of its subsidiaries, to the Issuers’ knowledge, is imminent that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; except as otherwise set forth or contemplated in the Offering Memorandum, neither the Company nor any of its subsidiaries is party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the Issuers’ knowledge, threatened against any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ii) To the Company’s knowledge, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect; and
(jj) Each of the Company and its subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum, except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.
(kk) The Company (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been devised and maintained by the Company’s management, under the supervision of its principal executive and principal financial officers, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls.
(ll) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15-d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that the information required to be disclosed by the Company in reports that it files under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s management has carried out evaluations of the effectiveness of its disclosure controls and procedures over financial reporting as of March 28, 2008 and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that materially affected the Company’s internal control over financial reporting.
(mm) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(nn) The Company and its subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risk as are believed to be reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Neither the Company nor any subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Delivery.
(oo) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its respective businesses, (iii) are in compliance with all terms and conditions of any such permit, and (iv) to the knowledge of the Company and its subsidiaries, does not have any liability in connection with the release into the environment of any Hazardous Materials, expect where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conversation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(pp) Each certificate signed by any officer of the Issuers or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by such Issuer or Guarantor to the Purchasers as to the matters covered thereby.
Each of the Issuers and the Guarantors acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 9 hereof, counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.
4. Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 96.001% of the principal amount thereof, plus accrued interest from February 15, 2008 to the Time of Delivery hereunder, the principal amount of Securities (and the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.
5. Upon the authorization by you of the release of the Securities and the Guarantees, the several Purchasers propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby represents and warrants to, and agrees with the Issuers and the Guarantors that:
(a) It is an Accredited Investor;
(b) It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) persons permitted to purchase the Securities in offshore transactions in reliance upon Regulation S under the Act; and
(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
6. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company (“DTC”) or its designated custodian. The Issuers will deliver the Securities and the Guarantees to Wachovia Capital Markets, LLC for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, in Federal (same day) funds to an account designated by the Issuers, by causing DTC to credit the Securities and the Guarantees to the account of Wachovia Capital Markets, LLC at DTC. The Issuers will cause the certificates representing the Securities and the Guarantees to be made available to Wachovia Capital Markets, LLC for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on July 28, 2008 or such other time and date as Wachovia Capital Markets, LLC and the Issuers may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) Unless otherwise agreed in writing by the parties hereto, the documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 9(l) hereof, will be delivered at such time and date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.
7. Each of the Issuers and the Guarantors agrees, jointly and severally, with each of the Purchasers:
(a) To prepare the Offering Memorandum in a form approved by you, to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof, and to furnish you with copies thereof;
(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither any Issuer nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(c) To furnish the Purchasers with three copies of the Offering Memorandum and each amendment or supplement thereto with the independent accountants’ reports in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities by the Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;
(d) During the period beginning from the date hereof and continuing until the date that is 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities (other than the Exchange Securities);
(e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
(f) At any time when the Securities are outstanding and the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;
(g) To use its best efforts to cause such Securities to be eligible for the PORTAL trading system of The Nasdaq Stock Market LLC;
(h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, securityholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarter of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail unless the delivery of such information is otherwise required by and such information is furnished under the terms of the Indenture;

(i) If not otherwise available on the Commission’s Electronic Data Gathering Analyses and Retrieval System, to furnish to you copies of all reports or other communications (financial or other) furnished to securityholders of the Issuers, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Issuers is listed; and (ii) such additional information concerning the business and financial condition of the Issuers as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission);
(j) During the period of one year after the Time of Delivery, the Issuers will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;
(k) The Issuers shall file and use all commercially reasonable efforts to cause to be declared or become effective under the Act, on or prior to 270 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) another series of debt securities of the Issuers, with terms identical to the Securities (the “Exchange Securities”), and the exchange of the Securities for the Exchange Securities (the “Exchange Offer”), all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act;
(l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption “Use of Proceeds”;
(m) To do and perform all things required to be done and performed under the Operative Documents prior to and after the Time of Delivery;
(n) To obtain the approval of DTC for “book-entry” transfer of the Securities, and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to permit the Securities to be eligible for clearance and settlement through DTC;
(o) Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Issuers will furnish to the Purchasers and counsel for the Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Purchasers object; and
(p) The Issuers will advise the Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum, or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Preliminary Offering Memorandum, Pricing Disclosure Supplement, Issuer Written Communication or the Final Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by either Issuer of any notice with respect to any suspension of the qualification of the Securities for offer, and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(q) Except as stated in this Agreement and in the Offering Memorandum, none of the Issuers, the Guarantors nor any affiliate of an Issuer or Guarantor will take, directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.
8. Each of the Issuers and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Issuers and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ counsel and accountants in connection with the issue of the Securities, the Exchange Securities, the Guarantees and the Exchange Guarantees, and all other expenses in connection with the preparation, printing and filing of the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Exchange Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; (viii) any taxes payable in connection with the issuance of the Securities and the Guarantees; (ix) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel for the Issuer); (x) all road show expenses, including any private plane expenses and other travel expenses of representatives of the Company and the Purchasers in connection with the offering of Securities; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.
9. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a) Winston & Strawn LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(b) Schulte, Roth & Zabel LLP, counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex I hereto;
(c) Chapman and Cutler LLP, California local counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex II hereto;
(d) Jones Vargas, Nevada local counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III hereto;
(e) Patton Boggs LLP, Virginia local counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex IV hereto;
(f) On the date of the Preliminary Offering Memorandum prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex V hereto;

(g) The Purchasers shall not have discovered and disclosed to the Issuers on or prior to the Time of Delivery that the Offering Memorandum contained an untrue statement of a fact that, in the opinion of such Purchasers on advice of counsel, is material or omits to state a fact that, in the opinion of such Purchasers on advice of counsel, is material and is required to be stated therein or in the documents incorporated therein by reference or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock or other equity interests or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Wachovia Capital Markets, LLC and Goldman, Sachs & Co. (the “Representatives”) so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;
(i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Issuers’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities;
(j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) trading in any securities of DynCorp International Inc. the NYSE shall have been suspended; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;
(k) The Securities have been designated for trading on PORTALSM ;
(l) Each of the Issuers and Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuers and the Guarantors reasonably satisfactory to you as to the accuracy of the representations and warranties of the Issuers and Guarantors herein at and as of such Time of Delivery as to the performance by the Issuers and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (h) and (i) of this Section and as to such other matters as you may reasonably request;
(m) Prior to or concurrently with the Time of Delivery, the Company shall have entered into the Credit Facility and other Credit Documents and the Purchasers shall have received counterparts, conformed as executed, thereof, the Company shall have borrowed and applied such amounts thereunder as set forth in the Offering Memorandum under the caption “Use of Proceeds”; and
(n) The Issuers and each of the Guarantors shall have delivered executed copies of the Securities, the Guarantees, the Indenture and the Registration Rights Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.
10. (a) The Issuers and each of the Guarantors, jointly and severally, will indemnify and hold harmless each of the Purchasers from and against any losses, damages or liabilities, joint or several, to which the Purchasers may become subject, under the Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Purchasers for any legal or other expenses reasonably incurred by such Purchasers in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 10(c) hereof) any such settlement is effected with the written consent of the Issuers, which consent shall not be unreasonably withheld); provided, however, that the Issuers and Guarantors shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum, or in any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Purchasers furnished to the Issuers by any Purchaser through Wachovia Capital Markets, LLC expressly for use in the preparation thereof which information is specified in Section 22.
(b) Each of the Purchasers, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantors from and against any losses, damages or liabilities to which the Issuers or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, any Issuer Written Communication or the Final Offering Memorandum, or in any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Purchasers furnished to the Issuers by such Purchaser though Wachovia Capital Markets, LLC, expressly for use in the preparation thereof (as provided in Section 22 hereof, and will reimburse the Issuers and the Guarantors for any legal or other expenses incurred by the Issuers and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in the settlement of such action or claim, provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of the Purchasers, which consent shall not be unreasonably withheld).
(c) Promptly after receipt by an indemnified party under Section 10(a) or 10(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 10(a) or 10(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability it may have under Section 10(a) or 10(b) hereof except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses by such failure), and such failure shall not relieve such indemnifying party from any liability it may have to any such indemnified party otherwise than under Section 10(a) or 10(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 10(a)

or 10(b) hereof similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 10(a) or 10(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 10(a) or 10(b) hereof to reimburse such indemnified party for fees and expenses of counsel and such reimbursement is required hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a) or 10(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless (i) such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) such settlement, compromise or judgment does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any such indemnified party and (iii) such indemnified party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into.
(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 10(a) or 10(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 10(a) or 10(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand, and the Purchasers on the other hand, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Issuers and the Guarantors on the one hand, and the Purchasers, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Issuers and the Guarantors on the one hand and the Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers. The relative fault, as applicable, of the Issuers and the Guarantors, on the one hand and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand, or the Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the investors were offered to the investors exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.
(e) The obligations of the Issuers and the Guarantors under this Section 10 shall be in addition to any liability that the Issuers and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of each Purchaser and to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of each of the Purchasers under this Section 10 shall be in addition to any liability that the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of the Issuers and to each person who controls the Issuers and the Guarantors within the meaning of the Act.
11. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuers that you have so arranged for the purchase of such Securities, or the Issuers notify you that they have so arranged for the purchase of such Securities, you or the Issuers shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Issuers agree to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers, except for the expenses to be borne by the Issuers and the Purchasers as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuers or any Guarantor, or any officer or director or controlling person of the Issuers or a Guarantor, and shall survive delivery of and payment for the Securities.
13. Notwithstanding anything to the contrary, if for any reason (other than a termination of this Agreement pursuant to Section 11 hereof) the Securities and the Guarantees are not delivered by or on behalf of the Issuers as provided herein, the Issuers will reimburse the Purchasers through you for all out-of-pocket fees and expenses reasonably incurred in connection with the offering of the Securities, including, but not limited to, the fees, disbursements and other charges of legal counsel, expenses incurred in connection with their due diligence investigation, consultants’ fees and travel expenses, but the Issuers shall then be under no further liability to any Purchaser except as provided in Sections 8 and 10 hereof.
14. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Wachovia Capital Markets, LLC on behalf of you as the representative.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: High Yield Capital Markets, with a copy to James J. Junewicz, Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601; and if to the Issuers or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuers set forth in the Offering Memorandum, Attention: Secretary, with copies to Michael R. Littenberg, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022; provided, however, that any notice to a Purchaser pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
15. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuers and the Guarantors and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Issuers and the Guarantors and each person who controls the Issuers, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.
16. Time shall be of the essence of this Agreement.
17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
19. The Issuers and the Guarantors are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.
20. The Issuers and the Guarantors acknowledge that the Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and its affiliates and/or the offering that differ from the views of its investment bankers. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Purchasers’ investment banking divisions. The Issuers and the Guarantors acknowledge that each of the Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies or their affiliates which may be the subject of the transactions contemplated by this Agreement.
21. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Purchasers, each of the Issuers and the Guarantors acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Issuers or the Guarantors, on the one hand, and the Purchasers, on the other; (ii) the Purchasers are not acting as advisors, expert or otherwise, to the Issuers or the Guarantors in connection with this offering, the sale of the Securities or any other services the Purchasers may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities; (iii) the relationship between the Issuers and the Guarantors, on the one hand and the Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Purchasers may have to any of the Issuers or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, you acknowledge that the Purchasers may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Purchasers for the Securities, and the Purchasers have no obligation to disclose, or account to you for, any of such additional financial interests. Each of the Issuers and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Issuers or the Guarantors may have against the Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.
22. For purposes of this Agreement, the statements set forth in the fourth sentence of the second paragraph, the sixth paragraph and the seventh paragraph, in each case under the section captioned “Plan of Distribution” in the Offering Memorandum, constitute the only information furnished by or on behalf of the Purchasers for use in the Offering Memorandum or any Issuer Written Communication.
23. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Issuers and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on your part as to the authority of the signers thereof.
(Signature Pages Follow)

Very truly yours, DynCorp International LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

DIV Capital Corporation
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

DTS Aviation Services LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

DynCorp Aerospace Operations LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

DynCorp International Services LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Dyn Marine Services LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Dyn Marine Services of Virginia LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Global Linguist Solutions LLC
By:	/s/ Gerard A. Decker
	Name:	Gerard A. Decker
	Title:	Manager

Services International LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Worldwide Humanitarian Services LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Worldwide Recruiting and Staffing Services LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

Wachovia Capital Markets, LLC

By:	/s/ Wachovia Capital Markets, LLC (Wachovia Capital Markets, LLC)

Goldman, Sachs & Co.

By:	/s/ Goldman Sachs (Goldman, Sachs & Co.)
As Representatives of the Purchasers
set forth on Schedule I hereto

SCHEDULE I

Principal Amount
of Securities
Purchaser	to be Purchased

Wachovia Capital Markets, LLC	$62,500,000
Goldman, Sachs & Co.	43,750,000
SunTrust Robinson Humphrey, Inc.	18,750,000

Total	$125,000,000

 I

SCHEDULE II
Guarantors
DTS Aviation Services LLC
DynCorp Aerospace Operations LLC
DynCorp International Services LLC
Dyn Marine Services LLC
Dyn Marine Services of Virginia LLC
Global Linguist Solutions LLC
Services International LLC
Worldwide Humanitarian Services LLC
Worldwide Recruiting and Staffing Services LLC

SCHEDULE III
Pricing Disclosure Supplement

PRICING DISCLOSURE SUPPLEMENT	STRICTLY CONFIDENTIAL
$125,000,000
DynCorp International LLC
DIV Capital Corporation
9.500% Senior Subordinated Notes due 2013
July 14, 2008
Pricing Disclosure Supplement dated July 14 , 2008 to Preliminary Offering Memorandum dated July 14, 2008 of DYNCORP INTERNATIONAL LLC and DIV CAPITAL CORPORATION
This Pricing Disclosure Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum, except to the extent inconsistent with the information in the Preliminary Offering Memorandum. The information in this Pricing Disclosure Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used below have the meanings given in the Preliminary Offering Memorandum.
The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and the notes may not be offered or sold in the United States or to any U.S. persons unless the notes are registered under the Securities Act or offered or pursuant to an exemption from the registration requirements of the Securities Act. Therefore, the notes are only being offered to you if you are: (1) a U.S. “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (2) a non-U.S. purchaser in an offshore transaction pursuant to Regulation S adopted under the Securities Act. For details about eligible offerees, deemed representations and agreements by investors and transfer restrictions, see “Notice to Investors” in the Preliminary Offering Memorandum.

Issuers:	DynCorp International LLC and DIV Capital Corporation (the “Issuers”)

Principal Amount:	$125,000,000

Notes Offered:	Senior Subordinated Notes

Maturity Date:	February 15, 2013

Issue Price:	99.001%, plus accrued interest from February 15, 2008

Coupon:	9.500%

Interest Payment Dates:	February 15 and August 15 of each year, beginning August 15, 2008

Trade Date:	July 14, 2008

Settlement Date:	July 28, 2008 (T+ 10)

Distribution:	l44A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Initial Purchasers:	Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc.

CUSIP:	26817BAB9 (l44A) and U26764AA5 (Reg S)

Proceeds:	The Issuers will receive net proceeds from this offering of approximately $117.3 million, after deducting initial purchaser discounts and the estimated expenses of the offering.

Changes From the Preliminary Offering Memorandum:	The Preliminary Offering Memorandum assumed that we would issue the Senior Subordinated Notes at an issue price of 100.000%. Given that the actual issue price is 99.001%, the Preliminary Offering Memorandum is revised as follows:
•	Under the heading “Use of Proceeds,” the amount of $125.0 million for the line item “Notes offered hereby” is revised to be $123.8 million and the line item for “Total Sources” is revised to be $323.8 million.

•	Under the heading “Use of Proceeds,” the amount of $17.4 million for the line item “Cash on balance sheet” is revised to be $16.2 million and the line item for “Total Uses” is revised to be $323.8 million.
Under the heading “Capitalization,” the amount of $102,749,000 for the line item “Cash and cash equivalents” is revised to be $101,500,000.